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                                                                      EXHIBIT A

                       DIRECTORS AND EXECUTIVE OFFICERS OF
                             IMS HEALTH INCORPORATED

          The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each of the directors and executive officers of IMS Health Incorporated ("IMS") is set forth below. Except as set forth below each of the directors and executive officers is a citizen of the United States. The business address of each director and officer is IMS Health Incorporated, 200 Nyala Farms, Westport, CT 06880. Unless otherwise indicated, each occupation set forth opposite an executive officer's name refers to employment with IMS.



Name and Business                 Present Principal Occupation or Employment
-----------------                 ----------------------------------------------

Directors
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Clifford L. Alexander, Jr.        President, Alexander & Associates, Inc.,
                                  Washington, DC

Victoria R. Fash                  President and Chief Executive Officer, IMS
                                  Health Incorporated

John P. Imlay, Jr.                Chairman, Imlay Investments, Inc.,
                                  Atlanta, Georgia

Robert J. Kamerschen              Chairman and Chief Executive Officer, DIMAC
                                  Marketing Corporation, Windsor, CT

Robert J. Lanigan                 Chairman Emeritus, Owens-Illinois, Toledo, OH,
                                  Limited Partner, Palladium Equity Partners,
                                  New York, New York

H. Eugene Lockhart                President and Chief Executive Officer, The New
                                  Power Company, Greenwich, CT

M. Bernard Puckett                Private Investor, Laguna Beach, CA

William C. Van Faasen             President and Chief Executive Officer, Blue
                                  Cross and Blue Shield of Massachusetts,
                                  Boston, MA

Robert E. Weissman                Chairman, IMS Health Incorporated

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Name and Business                 Present Principal Occupation or Employment
-----------------                 ----------------------------------------------

Executive Officers
------------------


Victoria R. Fash                  President and Chief Executive Officer

Matthew L. Friedman               Vice President and Treasurer

James C. Malone                   Chief Financial Officer


David H. Owen*                    Senior Vice President - Global Human Resources

David Stevens*                    Senior Vice President - General Counsel and
                                  Corporate Secretary

Robert E. Weissman                Chairman





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* Citizen of the United Kingdom